Exhibit 99.3

Pro Forma Condensed Combined Balance Sheet as of March 31, 2019

	Predictive	Helomics Holding	Pro Forma		Pro Forma
	Oncology(1)	Corporation(2)	Adjustments	Note 3	Combined Totals
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,124,730	$46,602	$-		$1,171,332
Accounts Receivable	173,443	208,282	-		381,725
Notes Receivable	1,801,479	-	(738,138)	(b)	1,063,341
Inventories	289,023	17,727	-		306,750
Prepaid Expense and Other Assets	265,584	14,736	(12,921)	(p)	267,399
Total Current Assets	3,654,259	287,347	(751,059)		3,190,547

Equity Investment	-	825,000	(825,000)	(c)	-
Fixed Assets, net	148,709	903,677	845,403	(q)	1,897,789
Intangibles, net	950,049	157,269	3,567,731	(l)	4,675,049
Goodwill	-	-	24,266,263	(d)	24,266,263
Lease Right of Use Assets	333,944	-	873,895	(r)	1,207,839
Total Assets	$5,086,961	$2,173,293	$27,977,233		$35,237,487

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$432,198	$2,298,734	$-		$2,730,932
Notes Payable - Bridge Loan Net of Discount	1,812,037	-	-		1,812,037
Notes Payable - Net of Discount	1,267,039	-	-		1,267,039
Accrued Expenses	797,599	1,764,911	(1,064,000)	(k)	1,498,510
Derivative Liability	353,210	-	-		353,210
Notes Payable	-	1,890,012	(1,890,012)	(b)	-
Notes Payable - Senior Promissory Notes, net of discount	-	7,625,236	(7,321,903)	(f)	303,333
Common Stock Warrant Liability	-	7,846,362	(7,846,362)	(m)	-
Deferred Revenue	20,929	-	-		20,929
Current Lease Liability	78,819	-	422,126	(r)	500,945
Total Current Liabilities	4,761,831	21,425,255	(17,700,151)		8,486,935

Long-Term Liabilities:
Lease Liability	255,125	-	451,769	(r)	706,894

Total Liabilities	5,016,956	21,425,255	(17,248,382)		9,193,829
Stockholders' Equity
Series B Convertible Preferred Stock, $.01 par value, 20,000,000 authorized, 79,246 outstanding	792	2,500	(2,500)	(g)	792
Common Helomics	-	10,833	(10,833)	(g)	-
Common Stock, $.01 par value, 100,000,000 authorized, 29,997,400 outstanding	173,601	-	126,373	(h)	299,974
Preferred Series D Stock, $0.01 par value, 20,000,000 authorized, 3,500,000 shares outstanding	-	-	35,000	(h)	35,000
Additional paid-in capital	66,296,741	1,540,467	16,885,309	(i)	84,722,517
Accumulated Deficit	(66,401,129)	(20,805,762)	28,192,266	(j)	(59,014,625)
Accumulated Other Comprehensive income	-	-	-		-
Total Stockholders' Equity	70,005	(19,251,962)	45,225,615		26,043,658

Total Liabilities and Stockholders' Equity	$5,086,961	$2,173,293	$27,977,233		$35,237,487

(1) Derived from the Predictive Oncology Inc. unaudited balance sheet as of March 31, 2019.

(2) Derived from the Helomics Holding Corporation unaudited balance sheet as of March 31, 2019.

Pro Forma Condensed Combined Statement of Operations - Quarter Ended March 31, 2019

	Predictive Oncology(1)	Helomics Holding Corporation(2)	Pro Forma Adjustments	Note 3	Pro Forma Combined Totals
Revenue	$255,241	$45,835	-		$301,076
Cost of goods sold	73,717	34,726	-		108,443
Gross margin	181,524	11,109	-		192,633
Expenses
General and administrative expenses	1,497,945	695,805	(57,059)	(n)	2,136,691
Operations expenses	466,566	503,714	-		970,280
Sales and marketing expenses	554,216	50	-		554,266
Total expense	2,518,727	1,199,569	(57,059)		3,661,237

Loss from operations	(2,337,203)	(1,188,460)	57,059		(3,468,604)
Amortization of debt issuance costs and debt discount	-	(139,056)	139,056	(o)	-
Unrealized loss on common stock warrant liability	-	(746,519)	746,519	(o)	-
Interest expense - notes payable and capital leases	-	(313,323)	313,323	(o)	-
Other expense	569,776	-	-		569,776
Other income	53,432	178,778	-		232,210
Loss on equity method investment	(439,637)	-	439,637	(e)	-
Net loss available to common shareholders	(3,293,184)	(2,208,580)	1,695,594		(3,806,170)

Loss per common share - basic and diluted	(0.21)				(0.14)

Weighted average shares used in computation - basic and diluted	15,731,517			(a)	27,330,696

(1) Derived from Predictive Oncology Inc. unaudited statement of operations for the quarter ended March 31, 2019

(2) Derived from Helomics Holding Corporation unaudited statement of operations for the quarter ended March 31, 2019

Pro Forma Condensed Combined Statement of Operations - Year Ended December 31, 2018

	Precision Oncology(1)	Helomics Holding Corporation Restated(2)	Pro Forma Adjustments	Note 3	Pro Forma Combined Totals
Revenue	$1,411,655	$400,778			$1,812,433
Cost of goods sold	415,764	229,354			645,118
Gross margin	995,891	171,424	-	-	1,167,315
Expenses
General and administrative expenses	4,626,997	3,419,292	(357,564)	(n)	7,688,725
Operations expenses	1,861,121	2,000,688			3,861,809
Sales and marketing expenses	2,369,152	253			2,369,405
Total expense	8,857,270	5,420,233	(357,564)		13,919,939

Loss from operations	(7,861,379)	(5,248,809)	357,564		(12,752,624)
Amortization of debt issuance costs and debt discount	-	(3,083,544)	3,083,544	(o)	-
Unrealized loss common stock warrant liability	-	(3,614,950)	3,614,950	(o)	-
Interest expense - notes payable and capital leases	-	(1,071,649)	1,071,649	(o)	-
Other expense	441,772	-			441,772
Other income	510,254	269,052			779,306
Loss on equity method investment	(2,293,580)	-	2,293,580	(e)	-
Loss on derivative instrument	-	(4,333)			(4,333)
Net loss available to common shareholders	(10,086,477)	(12,754,233)	10,421,287		(12,419,423)

Loss per common share - basic and diluted	(0.79)				(0.51)

Weighted average shares used in computation - basic and diluted	12,816,289			(a)	24,457,747

(1) Derived from Predictive Oncology Inc. audited statement of operations for the year ended December 31, 2018

(2) Derived from Helomics Holding Corporation Restated audited statement of operations for the year ended December 31, 2018

FOOTNOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Predictive Oncology Inc. (the “Company” or “Predictive”) and Helomics Holding Corporation (“Helomics”). On June 10, 2019, the Company filed with the Secretary of State of the State of Delaware changing the corporate name from Precision Therapeutics Inc. to Predictive Oncology Inc.

For the purposes of the unaudited pro forma combined financial information, the accounting policies of the Company and Helomics are aligned with no significant differences other than for ASU No. 2016-02, “Leases (topic 842)”, which requires lessees to put most leases on their balance sheet but recognize the expenses on their income statements in a manner similar to current practice. The Company adopted the standard on January 1, 2019, but Helomics did not adopt the standard at that time. The pro forma adjustments include an entry recognizing the adoption of the standard for Helomics in the March 31, 2019 condensed combined financial statements there was no material impact.

ASU No. 2014-09, “Revenue from Contracts with Customers (topic 606)”, was adopted by the Company effective 1/1/2018, however Helomics did not adopt topic 606 until 1/1/2019. Based on management’s assessment of ASC 606 no material changes for Helomics and thus no pro forma adjustment was deemed necessary for 2018 period.

Description of Transaction

On June 28, 2018, the Company entered into an agreement and Plan of Merger (the “Merger Agreement”) with Helomics Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Helomics. The Merger Agreement contemplated a forward triangular merger with Merger Sub surviving the merger with Helomics and becoming a wholly-owned operating subsidiary of the Company (the “Merger”). The Merger was intended to qualify for federal income tax purposes as a tax-free reorganization under the provision of Section 368(a) of the Code. The Merger was completed on April 4, 2019.

At the time of the merger, all outstanding shares of Helomics stock not already held by the Company were converted into the right to receive a proportionate share of 4.0 million shares of common stock of the Company and 3.5 million shares of Series D Convertible Preferred Stock of the Company, (“Merger Shares”), in addition to the 1.1 million shares of the Company’s common stock already issued to Helomics for the Company’s initial 20% ownership in Helomics. The Company acquired 5% of Helomics in 2018 for $500,000 in debt forgiveness, bringing the total ownership to 25% prior to the April 4, 2019 acquisition. Also, 860,000 shares of the Merger consideration are held in escrow for 18 months to satisfy indemnification claims. Helomics’ management team has remained in their respective leadership positions at Helomics and are to manage the existing TumorGenesis operations.

The Company agreed to pay off existing Helomics notes and issued 8.6 million shares of common stock, at $1.00 per share, converting the promissory notes. Three noteholders did not convert their shares and the Company has issued those noteholders new notes, $303,333 in principal, due 90 days from the Merger close date. The Company also agreed to issue warrants to purchase 14.2 million shares of the Company common stock at an exercise price of $1.00 per share to all of the investors in the notes replacing 23.7 million warrant shares held by the noteholders in Helomics. The common stock issuable upon exercise of the Company warrants was registered in connection with the Merger.

In addition, Helomics had 995,000 warrants held by other parties at an exercise price of $0.01 per share of Helomics common stock. The warrants were exchanged at the time of the closing of the Merger for warrants to purchase 597,000 shares of Company common stock at $0.01 per share.

The Merger Agreement also obligated the Company to approve, prior to the closing of the Merger, the grant of stock options exercisable for an aggregate of 900,000 shares of common stock in the Company under the Company’s existing equity plan to the employees and consultants of Helomics designated by Helomics, according to the allocation determined by Helomics in good faith consultation with the Company. The options were approved by the Company Board of Directors at the March 22, 2019 board meeting and ultimately issued effective on the Merger closing date of April 4, 2019.

Basis of Presentation

Management concluded that the transaction represented a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Management has completed an external valuation analysis of the fair market value of Helomics assets to be acquired and liabilities to be assumed.

Note 2 – Preliminary Purchase Price Allocations

The preliminary purchase price to acquire Helomics is based on the estimated fair value of the consideration transferred as of the Merger closing date of April 4, 2019. The preliminary purchase price was allocated among the assets acquired and liabilities assumed using Helomics balance sheet as of March 31, 2019 as follows:

Fair value of the consideration	$26,711,791	(2)

Assets acquired:
Cash & cash equivalents	46,602
Accounts receivable	208,282
Inventory	17,727
Prepaid expenses	1,815
Fix assets, net	1,749,080
Intangible assets	3,725,000
Lease right of use assets	873,895

Liabilities assumed:
Accounts payable	(2,298,734)
Note Payable	(303,333)
Accrued expenses	(700,911)
Current lease liability	(422,126)
Lease liability	(451,769)

Goodwill	$24,266,263	(1)

(1)To reflect the goodwill recognized as a result of the transaction.

(2) The fair value of the consideration transferred in the acquisition has five components totaling $26,711,791:

(i)	Upon the acquisition, all outstanding shares of Helomics stock not already held by the Company were converted into the right to receive a proportionate share of 4,000,000 shares of common stock and 3,500,000 shares of Series D Convertible Preferred Stock of the Company. The fair value of these shares on the date of issuance was $5,612,250;
(ii)	(ii) the Company forgave notes and interest due from Helomics relating to previous cash advances equaling $2,210,381;
(iii)	(iii) the Company eliminated debt owed by Helomics to noteholders by issuing 8,637,323 shares of common stock to the noteholders, the value of the shares was $6,463,309;
(iv)	(iv) the Company issued 14,245,063 warrants in exchange for warrants to purchase 23,741,772 shares of Helomics common stock to the Helomics noteholders agreeing to extinguish or extend their notes. An additional 597,000 warrants were exchanged for warrants held by other parties; the total consideration of all the exchanged warrants was valued by using the Black Scholes method and equaled $6,261,591; and,
(v)	(v) as the Company’s acquisition of Helomics was a business combination achieved in stages, the initial 25% purchase of Helomics in 2018 was required to be revalued at current fair value on the Acquisition Date. Immediately prior to the Acquisition Date the recorded value of the equity method investment was zero. On the Acquisition Date the Company determined the fair value of the previous equity method investment was $6,164,260 and recorded a gain for the same amount in order to recognize the investment at its fair value. The gain was calculated as the difference between the implied fair value of the Company’s previous equity method investment in Helomics and the recorded book value immediately prior to the acquisition date. The implied fair value was calculated based on the purchase consideration exchanged to acquire the remaining 75% of Helomics and factoring a 10% discount for lack of control.

Note 3 – Pro Forma Adjustments

a.	Represents the weighted average shares of common stock for the March 31, 2019 and December 31, 2018 condensed combined statement of operations calculated by (a) taking the actual weighted average common stock basic and diluted as of that date divided by the actual common stock outstanding as of that date; then, (b) the newly acquired shares of common stock are added to the existing common shares outstanding for the pro forma combined total of outstanding common shares. The sum of the new shares in (b) is multiplied by the ratio determined from the original calculation in (a) for estimated weighted average shares in the pro forma.
b.	Assumes the elimination of the note receivable due from Helomics to the Company as of March 31, 2019.
c.	Represents the elimination of Helomics' previously held interest in the Company.
d.	Represents the calculation of goodwill (Refer to Note 2 for discussion of Goodwill). Goodwill represents the portion of the purchase price consideration in excess of net assets acquired.

e.	Represents the elimination of the equity method investment loss in 2019 since the Merger is considered completed as of January 1, 2018 for pro forma purposes.
f.	Reflects the portion of Helomics Notes Payable settled by the Company as purchase consideration in the acquisition.
g.	Reflects elimination of historical Helomics equity balances.
h.	As part of the purchase consideration the Company issued 4 million shares of Predictive common stock and 3.5 million shares of Predictive Series D preferred stock to Helomics common stockholders, as well as issuing 8.6 million shares of Predictive common stock to holders of Helomics convertible notes.
i.	Purchase adjustments: represents elimination of historical Helomics paid-in capital, offset by the purchase consideration by issuance of Predictive common and preferred shares, as well as stock options issued to Helomics employees concurrent with the purchase transaction. Additionally, represents issuance of Predictive common stock to holders of Helomics’ convertible notes, concurrent with the purchase and the value of the warrants issued to holders of Helomics’ convertible notes.
j.	Purchase adjustments: represents elimination of historical Helomics accumulated deficit, offset by compensation expense for stock options issued to Helomics employees concurrent with the merger transaction and inclusive of the gain on revaluation of the previous investment. The gain on reevaluation of the previous investment was determined by dividing the purchase consideration by 75% to ascertain the implied value of Helomics, and then subtracting the original consideration for the 75% purchased, which represents the gain.
k.	Represents elimination of accrued interest expense for both the Helomics convertible notes and the Helomics eliminated notes due to the Company.
l.	To remeasure the existing Helomics intangibles and to recognize the fair value of intangible assets acquired in the transaction. Such intangibles are inclusive of trademarks, customer relationships, and developed technology/know how.

3/31/2019

	Fair Value	Estimated Life	Annual Amortization
Trademarks	$398,000	Ongoing	$-
Customer Relationships	445,000	3 years	148,333
Developed Technology/Know How	2,882,000	20 years	144,100
	$3,725,000		$292,433

m.	Represents elimination of the Helomics common stock warrant liability.
n.	Represents adjustment for amortization of intangibles and depreciation to exemplify the net difference between the historical amounts recognized by Helomics and what would have been recognized under the Company’s new policy after the assets were fair valued.
o.	Represents the elimination of: the amortization of debt issuance costs and debt discount; the unrealized loss of the common stock warrant liability; and, interest expense for notes payable.
p.	Elimination of debt issuance costs that Helomics’ recognized for issuing warrants to placement agents.
q.	To remeasure the existing Helomics fixed assets and to recognize the fair value of fixed assets acquired in the transaction.

3/31/2019

	Historical Cost	Fair Value	Estimated Life	Annual Depreciation
Computer Equipment	$213,739	$9,650	4 years	$2,413
Laboratory Equipment	5,225,016	1,362,710	4 years	$340,678
Software	752,079	39,050	4 years	$9,763
Furniture & Fixtures	432,176	232,800	4 years	$58,200
Leasehold Improvements	59,266	47,900	2 years	$23,950
Computer Peripheral Equipment	74,713	6,700	4 years	$1,675
Servers	62,700	6,870	4 years	$1,718
Telecommunication Equipment	27,802	4,900	4 years	$1,225
Storage Tanks	58,414	38,500	4 years	$9,625
	$6,905,905	$1,749,080		$449,245

r.	As Helomics had not adopted ASU No 2016-02, “Leases (topic 842)” as of January 1, 2019, the adjustment is made to align Helomics’ accounting policy regarding operating leases to that of the Company’s.